UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2014 (December 1, 2014)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2014 (the “Closing Date”), Crawford & Company (the “Company”) acquired GAB Robins Holdings UK Limited, a private limited company incorporated under the laws of England and Wales (“Target”) for an aggregate purchase price of £45.8 million, including £9.5 million allocable to the repayment of Target debt outstanding on the Closing Date (the “Transaction”), as set out in more detail below.

On the Closing Date, Crawford & Company Adjusters (UK) Limited (the “Purchaser”), a wholly-owned subsidiary of the Company, entered into an Agreement for the Sale and Purchase of Shares (the “Purchase Agreement”) with the holders of 85% of the total outstanding equity interests of Target (collectively, the “Sellers”).

Pursuant to the terms and subject to the conditions of the Purchase Agreement, the Purchaser purchased from the Sellers all of the issued share capital of Target owned by them for £36.0 million (the “Principal Purchase Price”). The Principal Purchase Price is subject to a potential post-closing adjustment (the “Purchase Price Adjustment”) based on the value of the Target’s net working capital and net debt on the Closing Date.

The Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for transactions of this nature.

The Purchase Agreement also provides that: (a) £3.0 million of the Principal Purchase Price will be held in escrow for a period of two years after the Closing Date to secure the Purchase Price Adjustment and any valid indemnification claims that the Purchaser or the Company may assert for specified breaches of representations, warranties or covenants under the Purchase Agreement; and (b) £1.0 million of the Principal Purchase Price will be held in escrow to secure the post-closing availability of expected tax benefits of Target and its subsidiaries. This portion of the escrow will be released to the appropriate party if and when there is a determination by the relevant United Kingdom taxing authority with respect to the availability of such tax benefits.

Concurrent with the execution of the Purchase Agreement, the Purchaser entered into separate agreements with the holders of the remaining equity interests of Target pursuant to which it acquired all of such interests. Upon entry into all such agreements, the Purchaser directly owned 100% of Target.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this current report on Form 8-K (the “Report”) and is incorporated by reference herein.

The Purchase Agreement governs the contractual rights among the parties thereto in relation to the Transaction. The Purchase Agreement has been filed as an exhibit to the Report to provide investors with information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the Securities and Exchange Commission. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or its subsidiaries. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of allocating risk among the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under relevant securities laws.

On November 28, 2014, the Company, its subsidiaries Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc. and Crawford & Company (Australia) Pty. Ltd. (the Company, together with such subsidiaries, as borrowers (the “Borrowers”)), the Company’s guarantor subsidiaries party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender (“Wells Fargo”), and the other lenders party thereto (together with Wells Fargo, the “Lenders”), entered into a Fourth Amendment to Credit Agreement, Second Amendment to Pledge and Security Agreement, Second Amendment to Guaranty Agreement and Limited Consent (the “Amendment”), which amended, among other things, that certain Credit Agreement, dated as of December 8, 2011, by and among the Borrowers, Wells Fargo and the other lenders from time to time party thereto (as previously amended, the “Credit Agreement”).

Pursuant to the Amendment, the Lenders approved and consented to the Transaction. The Amendment also made certain technical amendments to the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to the Report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the consummation of the Transaction contained above under Item 1.01 is incorporated by reference herein.

The Company funded the purchase price and expenses to complete the Transaction through borrowings of £50.0 million under the Credit Agreement.

Item 7.01. Regulation FD Disclosure.

On December 1, 2014, the Company issued a press release announcing completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to the Report and is incorporated herein by reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of Shares, dated as of December 1, 2014, by and among Crawford & Company Adjusters (UK) Limited and certain shareholders of GAB Robins Holdings UK Limited.

10.1	Fourth Amendment to Credit Agreement, dated as of November 28, 2014, by and among Crawford & Company, Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc., Crawford & Company (Australia) Pty. Ltd., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender, and the other signatories party thereto.

99.1	Press release, dated December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ W. Bruce Swain
	Name:	W. Bruce Swain
	Title:	Executive Vice President -
Chief Financial Officer

Date: December 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of Shares, dated as of December 1, 2014, by and among Crawford & Company Adjusters (UK) Limited and certain shareholders of GAB Robins Holdings UK Limited.

10.1	Fourth Amendment to Credit Agreement, dated as of November 28, 2014, by and among Crawford & Company, Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc., Crawford & Company (Australia) Pty. Ltd., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and a lender, and the other signatories party thereto.

99.1	Press release, dated December 1, 2014.